                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statements
No. 333-71 and No. 333-16239 of Kaiser Aluminum Corporation on Form S-3 and
Registration Statements No. 333-16239 and No. 33-49889 of Kaiser Aluminum
Corporation on Form S-8 of our report dated March 29, 2004, relating to the consolidated financial statements of Kaiser Aluminum Corporation (the "Company")
as of and for the years ended December 31, 2003 and 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i)
emphasis of a matter concerning the Company's bankruptcy proceedings, (ii)
substantial doubt about the Company's ability to continue as a going concern and (iii) the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) and our report dated March 29, 2004 relating to the financial statement schedule as of and for the years ended December 31, 2003 and 2002 appearing in this Annual Report on Form 10-K of Kaiser Aluminum Corporation for
the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
/S/ Deloitte & Touche LLP

Houston, Texas
March 29, 2004